UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35317

Delaware	45-3591625
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices, including zip code)

800-251-0171

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 24, 2014, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Fifth Amendment to the Second Amended and Restated Credit Agreement (the “Fifth Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated July 31, 2013 among the Partnership as borrower, the administrative agent and the lenders party thereto.

The Fifth Amendment was entered into in connection with the previously-announced restructuring of the Partnership’s general partner, Atlas Energy Group, LLC (the “General Partner”), and the sale of the General Partner’s parent, Atlas Energy, L.P. (NYSE: ATLS) and its midstream assets each to a third party (collectively, the “Transaction”). Among other things, the Fifth Amendment amended several definitions for the purpose of ensuring that the Transaction does not result in a Change of Control or Event of Default determination under the Credit Agreement (capitalized terms not otherwise defined herein are set forth in the Fifth Amendment or the Credit Agreement).

This summary of the Fifth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fifth Amendment filed as Exhibit 10.1, which is incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Fifth Amendment dated as of November 24, 2014 to Second Amended and Restated Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

By: Atlas Energy Group, LLC, its general partner

Date: November 25, 2014	By:	/s/ Lisa Washington
	Name:	Lisa Washington
	Its:	Chief Legal Officer